EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Cytogen Corporation (the "Company") for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael D. Becker, Chief Executive Officer of the Company, and Thu
A. Dang, Vice President, Finance of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Cytogen Corporation and will be retained by Cytogen Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



                                    /s/ Michael D. Becker
                                    ----------------------------------------
Dated: August 14, 2003              Michael D. Becker, President and Chief
                                    Executive Officer
                                    (Principal Executive Officer)

                                    /s/ Thu A. Dang
                                    ----------------------------------------
Dated: August 14, 2003              Thu A. Dang, Vice President, Finance
                                    (Principal Accounting Officer)